Exhibit 10.7

CERTAIN PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED. REDACTIONS ARE INDICATED BY A DOUBLE PAIR OF EMPTY BRACKETS (“[[    ]]”). THE TEXT HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE NUMBER OF PAGES COVERED BY THIS REQUEST IS 1.

Second Amendment

This Second Amendment (this “Amendment”) is made and entered into on this [[                    ]] by and among NEC Infrontia, Inc. a Connecticut Corporation with offices at 6535 N. Highway 161, Building A, Irving, TX 75039 (“NECII”) and Info-Hold, Inc., an Ohio Corporation (“Info-Hold”) with offices at 396 Wards Corner Road, Building 200, Loveland, OH 45140.

W I T N E S S E T H

WHEREAS, NECII and Info-Hold entered into an OEM Distribution Agreement dated [[                    ]] (the “Agreement”); and

WHEREAS, NECII and Info-Hold amended typographical errors on [[                    ]]

WHEREAS, both NECII and Info-Hold desire to amend the Agreement as follows:

1.	Revise the Agreement to correct Section 21 (a), the third sentence to read “NECII hereby expressly consents to …”; and

2.	This Amendment contains additional terms and conditions and clarifications for the Agreement between NECII and Info-Hold. Definitions provided in the Agreement shall remain consistent in this Amendment unless specifically otherwise indicated. To the extent such terms are inconsistent with other provisions of this Agreement, the terms and conditions set forth above shall supersede such inconsistent terms.

The undersigned parties represent and warrant that they have full power and authority to enter into this Agreement.

NEC INFRONTIA, INC.

By:	[[ ]]
Name (Print or type)	[[ ]]
Title:	[[ ]]
Date:	1-27-03

INFO-HOLD, INC.

By:	/s/ Joey C. Hazenfield
Name (Print or type)	Joey C. Hazenfield
Title:	President/CEO
Date:	[[ ]]

1